                                                                        811-2320



                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM N-2



REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 /X/

     Amendment No. 16

          (Check appropriate box or boxes)



     Vestaur Securities, Inc.
--------------------------------------------------------------------------------
     (Exact Name of Registrant as Specified in Charter)


123 S. Broad St., Philadelphia, PA  19109
--------------------------------------------------------------------------------
     (Address of Principal Executive Offices)


Registrant's Telephone Number, Including Area Code      (215) 985-5152
                                                        --------------

                                  Dung Vukhac
                                   President
                            Vestaur Securities, Inc.
                                  c/o PA 4822
                           First Union National Bank
                              123 S. Broad Street
                            Philadelphia, PA  19109
--------------------------------------------------------------------------------
                    (Name of Address of Agent for Service)


With a Copy to:
                    Audrey C. Talley
                    Drinker Biddle & Reath LLP
                    1345 Chestnut Street
                    Suite 1100
                    Philadelphia, PA  19107-3496

                             CROSS REFERENCE SHEET

Part A - INFORMATION REQUIRED IN A PROSPECTUS                                        Location
                                                                                     --------
Item 1.                      Outside Front Cover                                  Not Applicable
Item 2.                      Inside Front and Outside Back Cover Page             Not Applicable
Item 3.                      Fee table and Synopsis                               Not Applicable
Item 4.                      Financial Highlights                                 Not Applicable
Item 5.                      Plan of Distribution                                 Not Applicable
Item 6.                      Selling Stockholders                                 Not Applicable
Item 7.                      Use of Proceeds                                      Not Applicable
Item 8.                      General Description of the Registrant                Item 8
Item 9.                      Management                                           Item 9
Item 10.                     Capital Stock, Long-Term Debt, and Other
                             Securities                                           Item 10
Item 11.                     Defaults and Arrears on Senior Securities            Item 11
Item 12.                     Legal Proceedings                                    Item 12
Item 13.                     Table of Contents of the Statement of Additional
                             Information                                          Item 13

Part B. - INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION
Item 14.                     Cover Page                                           Not Applicable
Item 15.                     Table of Contents                                    Part A, Item 13
Item 16.                     General Information and History                      Part A, Item 8
Item 17.                     Investment Objective and Policies                    Part A, Item 8
Item 18.                     Management                                           Part A, Item 9
                                                                                  and Item 18
Item 19.                     Control Persons and Principal Holders of Securities  Item 19
Item 20.                     Investment Advisory and Other Services               Part A, Item 9
Item 21.                     Brokerage Allocation and Other Practices             Part A, Item 8
Item 22.                     Tax Status                                           Part A, Item 10
Item 23.                     Financial Statements                                 Incorporated by Reference to Annual Report to
                                                                                  Share-holders filed with the Commission

Part C  OTHER INFORMATION
Item 24.                     Financial Statements and Exhibits                    Financial Data Schedule and Exhibit List
Item 25.                     Marketing Arrangements                               Not Applicable
Item 26.                     Other Expenses of Issuance and Distribution          Not Applicable
Item 27.                     Persons Controlled by or Under Common Control        Item 27
Item 28.                     Number of Holders of Securities                      Item 28
Item 29.                     Indemnification                                      Item 29
Item 30.                     Business and Other Connections of Investment


                             Adviser                                              Item 30
Item 31.                     Location of Accounts and Records                     Item 31
Item 32.                     Management Services                                  Item 32
Item 33.                     Undertakings                                         Item 33

                                     PART A

                       INFORMATION REQUIRED IN PROSPECTUS


Item 8.   Description of the Registrant
          -----------------------------

          Registrant is a corporation formed on October 10, 1972 under the laws of the State of Delaware.

          Registrant is a closed-end, diversified management investment company.

     Investment Objectives and Policies
     ----------------------------------

          (a) The primary investment objective of the Registrant is to seek a high level of current income for its shareholders through investment in a diversified portfolio predominately of marketable debt securities which management considers to be of high quality. Where appropriate, management may invest in debt securities which are privately placed or which have equity features. Capital appreciation will be a secondary investment objective. In seeking to achieve its objectives, management may utilize the Registrant's ability to expand its investments through borrowings and may engage in short-term trading of debt securities. There can be no assurance that the Registrant's investment objective will be attained. In pursuing its objectives the Registrant's assets will be invested in the following manner:

               A. At least 75% of the Registrant's total assets will be invested in the following types of interest-bearing debt securities:

                     (1) marketable and privately placed straight debt securities which are rated at the time of purchase within the four highest grades assigned by Moody's Investors Services, Inc. (Aaa, Aa, A or Baa) or Standard & Poor's Corporation (AAA, AA, A or BBB);

                     (2) marketable securities of, or guaranteed by, the United States Government, its agencies or instrumentalities;

                     (3) marketable securities (payable in U.S. dollars) of or guaranteed by, the Government of Canada or of a Province of Canada or any instrumentality or political subdivision thereof, acquired under circumstances that would not subject the Registrant to payment of U.S. Interest Equalization Tax, such securities not to exceed 25% of the Registrant's total assets;

                     (4) obligations of, or guaranteed by, U.S. banks or U.S. bank holding companies, (i.e., companies whose primary assets are U.S. banks) which obligations, although not rated as a matter of policy by either Moody's Investors Service, Inc. or Standard & Poor's

               Corporation, are considered by management to have investment quality comparable to securities which may be purchased under Item (1) above; and

               (5)  commercial paper.

          B. Up to 25% of the Registrant's total assets may consist of:

               (1)  debt securities not included in Items (1) through (5) above;

               (2) securities which may be convertible into or exchangeable for, or carry warrants to purchase, common stock or other equity interests; and

               (3)  preferred stocks.

     In making purchases within the above guidelines, the Registrant will not invest more than 25% of the value of its total assets in securities which have been acquired through private placement transactions (restricted securities).

     The foregoing percentage limitations will apply at the time of the purchase of securities. Securities received upon conversion or upon exercise of warrants and securities remaining upon the breakup of units or detachment of warrants may be retained to permit advantageous disposition.

     The Registrant intends to use short-term trading as a means of managing its portfolio to achieve its investment objectives. As used herein, "Short-Term Trading" means selling securities held for a relatively brief period of time, usually less than three months. Short-term trading will be used by the Registrant primarily in two situations:

               (1) Market Developments. A security may be sold to avoid
                   -------------------
               depreciation in what the Registrant anticipates will be a market decline (a rise in interest rates) or a security may be purchased in anticipation of a market rise (a decline in interest rates) and later sold; and

               (2) Yield Disparities. A security may be sold and another of
                   -----------------
               comparable quality purchased at approximately the same time in order to take advantage of what the Registrant believes is a temporary disparity in the normal yield relationship between the two securities (a "yield disparity").

     Short-term trading to take advantage of a yield disparity may be undertaken even if levels of interest rates remain unchanged. Yield disparities occur frequently for reasons not directly related to the investment quality of the respective issues or the general movement of interest rates, but may result from changes in the overall demand for or supply of various types of bonds, changes in the investment objectives or the cash requirements of investors, and the requirements of dealers to correct long or short inventory positions.

     Short-term trading techniques will be used principally in connection with higher quality, non-convertible debt securities, which are often better suited for short-term trading because the market in such securities is generally of greater depth and offers greater liquidity than the market in debt securities of lower quality. It is anticipated that short-term trading will be less applicable to convertible securities, since such securities will usually be purchased when the Registrant believes that the market value of the underlying equity security is likely to appreciate over a period of time.

     The Registrant will engage in short-term trading if it believes the transactions, net of costs (including commission, if any), will result in improving the appreciation potential or income of its portfolio. Whether any improvement will be realized by short-term trading will depend upon the ability of the Registrant to evaluate particular securities and anticipate relevant market factors, including interest rate trends and variations from such trends. Short-term trading such as that contemplated by the Registrant places a premium upon the ability of the Registrant to obtain relevant information, evaluate it promptly, and take advantage of its evaluation of completing transactions on a favorable basis.

     The Registrant may borrow funds on an unsecured basis to purchase securities, provided that the aggregate amount of such borrowings does not exceed 20% of the value of the total assets of the Registrant immediately after giving effect to such borrowings. Such borrowings may be represented by demand notes, which could be called at a time when it might be disadvantageous for the Registrant to sell securities in order to repay the loan. The extent to which the Registrant borrows will depend upon the availability of funds, as well as the cost of borrowing from time to time as compared with the possible benefit the Registrant expects to achieve therefrom. If the Registrant uses borrowed funds to make additional investments, any income derived from the additional funds in excess of the interest which the Registrant will have to pay thereon, will cause the Registrant's net income to rise more rapidly than if borrowing were not used. Conversely, if the income from the securities purchased with the borrowed funds is not sufficient to cover the cost of borrowing, the net income of the Registrant will decline more rapidly than if borrowing were not used.
The Registrant will not borrow funds from First Union National Bank or its affiliates.

     Except as otherwise stated, the investment objectives and policies of the Registrant may be changed without the vote of the holders of a majority of the Registrant's outstanding voting securities.

        (b) The following fundamental policies of the Registrant may not be changed without the approval of a majority of the Registrant's outstanding voting securities.

               The Registrant will not:

               (1) Issue senior securities (as defined in the Investment Company Act of 1940, as amended) except insofar as any borrowing permitted in Item (2) below might be considered to be the issuance of senior securities.

               (2) Make short sales, except against the box; purchase securities on margin, except that it may obtain such short-term credits as may be necessary for the clearance of purchases or sales of securities; invest in puts, calls or combinations thereof.

               (3)  Borrow money except:

                    (i) On an unsecured basis to purchase securities, provided that the aggregate amount of such borrowings does not exceed 20% of the value of the total assets of the Registrant immediately after giving effect to such borrowings; and

                    (ii) From banks for temporary or emergency purposes in an amount not exceeding 5% of the value of its total assets.

               (4) Underwrite the securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities, it may be deemed an underwriter under applicable laws. The Registrant will not invest more than 25% of the value of its total assets in securities which have been acquired through private placement transactions (restricted securities).

               (5) Concentrate its investments in any particular industry; provided, however, it may invest up to 25% of the value of its total assets in the securities of the issuers in any one industry. Utility companies, gas, electric, water and telephone companies will be considered as separate industries.

               (6) Purchase and sell real estate, except it may purchase or sell securities issued by companies owning real estate or interests therein.

               (7)  Purchase and sell commodities or commodity contracts.

               (8) Make loans to other persons, except for the purchase of debt securities through private placements (restricted securities) in accordance with the Registrant's investment objectives and policies and repurchase agreements.

               (9) The Registrant deems the following to be matters of fundamental policy also:

                    (i) The Registrant may not purchase or retain the securities of any issuer, if, to the Registrant's knowledge, those officers or directors of the Registrant or of the Registrant's investment adviser who individually own beneficially more than 0.5% of the outstanding securities of such issuer, together own beneficially more than 5% of such outstanding securities.

                    (ii) The Registrant will not invest more than 25% of the value of its total assets in securities of, or guaranteed by, the Government of Canada or of a Province of Canada or any instrumentality or political subdivision thereof.

                    (iii) The Registrant will not participate on a joint or a
                          joint and several basis in any securities trading account.

                    (iv) The Registrant will not invest more than 5% of the value of its total assets in the securities of any one issuer (other than cash items and securities of the United States Government or its agencies or instrumentalities) or purchase more than 10% of any class of the outstanding voting securities of any one issuer;

          (c) The following investment policies of Registrant are not deemed fundamental and may be changed by the Board of Directors of Registrant without the vote of the holders of a majority of the Registrant's outstanding voting securities.

               The Registrant will not:

               (1)  Invest for the purpose of exercising control or management.

               (2)  Purchase the securities of other investment companies.

          The Registrant invests in the following short-term cash equivalent instruments in addition to commercial paper:

          Variable amount master demand notes. These are promissory notes that are payable on demand and that bear interest tied to a money market rate or index. The rate on the note is adjusted upward or downward each time the base rate changes. The payment obligations may be backed solely by the unsecured promise of the issuer to make payments when due.

          Repurchase Agreements. A repurchase agreement is a means of investing monies for a short period. In a repurchase agreement, a seller a U.S. commercial bank or recognized U.S. securities dealer sells securities to a fund and agrees to repurchase the securities at the fund's cost plus interest within a specified period (normally one day). In these transactions, the securities purchased by the Registrant will be held by the Registrant's Custodian Bank until repurchased.

          The use of repurchase agreements involves certain risks. For example, if the other party to the agreement defaults on its obligation to repurchase the underlying security at a time when the value of the security has declined, the Registrant may incur a loss upon disposition of the security. If the other party to the agreement becomes insolvent and subject to liquidation or reorganization under the Bankruptcy Code or other laws, a court may determine that the underlying security is collateral for a loan by the Registrant and not within the control of the Registrant. As a result, the Registrant's ability to realize on such collateral may be automatically stayed. Finally, it is possible that the Registrant may not be able to substantiate its interest in the underlying security and may be deemed an unsecured creditor of the other party to the agreement. While the Registrant's management acknowledges these risks, it is expected that they can be controlled through careful monitoring procedures.

          The Registrant uses pricing services to value securities traded in the over-the-counter market when such prices are believed to reflect the fair market value of such securities.

     Brokerage Allocation
     --------------------

          The Registrant paid no brokerage commissions during its three most recent fiscal years.

          The Registrant invests in debt instruments and all securities transactions are on a principal basis, so that Registrant pays no brokerage commission. In response to this item, Registrant has not included as brokerage commissions the amount of compensation on those principal transactions (i.e., new issues and secondary distributions) where the discount or concession was specified in the prospectus or fixed by the terms of the offering.

          The Registrant pays no commissions to brokers. In executing portfolio transactions, FUNB (the "Adviser"), adviser to the Registrant, will seek the most favorable prices consistent with the best execution. Over-the-counter transactions, including transactions in listed securities whose primary market is believed to be over-the-counter, will be placed with principal market makers unless it has been determined that better price and execution are available elsewhere. So long as the Adviser believes it is obtaining the best price and execution, it will give consideration in placing portfolio transactions to dealers which furnish quotations for securities held in the portfolio of the Registrant. Receipt of research services is not a factor in selecting dealers. Registrant did not acquire any securities of its regular brokers or dealers or their parents during its most recent fiscal year.

Share Price Data:
-----------------

Registrant's common stock is listed on the New York Stock Exchange, Symbol VES.

                                               1999                                         1998
                                               ----                                         ----
                                    High                    Low                  High                     Low

Fiscal Quarter
February 28

Net Asset Value             $14.71                    $14.68            $14.80                     $14.85
Market Price                 15.126  +2.83%*           14.625  -0.36%*   14.9375  0.93%*            14.250   -4.04%
Volume of Trading                             295,700                                     320,200

Fiscal Quarter
May 31

Net Asset Value                    N/A                       N/A        14.91                       14.91
Market Price                       N/A                       N/A        15.0625  +1.02%*            13.9375  -6.50%*
Volume of Trading                                                                         338,700

Fiscal Quarter
August 31

Net Asset Value                    N/A                       N/A          14.74                     14.80
Market Price                       N/A                       N/A          14.50  -1.62%*            14.0625   -4.96%
Volume of Trading                                                                         335,200

Fiscal Quarter
November 30

Net Asset Value                    N/A                       N/A          14.53                     14.61
Market Price                       N/A                       N/A          15.00  +3.24%*            14.50     -0.74%
Volume of Trading                                                                         320,400

                                               1997
                                               ----
                                 High                                 Low

Fiscal Quarter
February 28

Net Asset Value                       $14.51                     $14.41
Market Price                           13.875  -4.38%*            13.25   -8.05%*
Volume of Trading                                        331,800

Fiscal Quarter
May 31

Net Asset Value                        14.42                      14.02
Market Price                           13.875  -3.78%*            13.376  -4.60%*
Volume of Trading                                        351,300

Fiscal Quarter
August 31

Net Asset Value                        14.66                      14.34
Market Price                           14.00   -4.50%*            13.50   -5.86%*
Volume of Trading                                        404,900

Fiscal Quarter
November 30

Net Asset Value                        14.77                      14.65
Market Price                           14.125  -4.37%             13.875  -5.29%
Volume of Trading                                        361,200

------------------------------------------------------------------
* (-%) Discount or (+%) Premium to net asset value. Historically, the Registrant's common stock has traded both above and below its net asset value.

Item 9.  Management
         ----------

          The Board of Directors manages the Registrant pursuant to its responsibilities under the laws of the State of Delaware.

          The Registrant's adviser, First Union National Bank ("FUNB"), is a wholly-owned subsidiary of First Union Corporation ("First Union"), a North Carolina-based, multi-bank holding company subject to the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder (the "BHCA"). Through its full-service banking subsidiaries, First Union provides a wide range of commercial and retail banking services and trust services in North Carolina, Florida, South Carolina, Georgia, Tennessee, Virginia, Maryland, Delaware, Pennsylvania, New Jersey, New York, Connecticut and Washington, D.C. First Union also provides various other financial services, including mortgage banking, home equity lending, credits cards, leasing, investment banking, insurance and securities brokerage services, through other subsidiaries. First Union is the sixth largest bank holding company in the United States, based on assets at December 31, 1998. The principal executive offices of First Union and FUNB are located at One First Union Center, Charlotte, North Carolina 28288-0013, and its telephone number is
(704) 374-6365.

          The Capital Management Group of FUNB and investment advisory affiliates of FUNB manage or otherwise oversee the investment of over $75 billion in assets belonging to a wide range of clients, including the Evergreen family of mutual funds.

          Pursuant to the terms of the Advisory Agreement between FUNB and the Registrant, FUNB provides the Registrant with an investment program complying with the investment objectives, policies and restrictions of the Registrant and, in carrying out such program is responsible for the investment and reinvestment of the Registrant's assets. FUNB performs and absorbs the cost of research, statistical analysis and continuous complete supervision of the Fund's investment portfolio. In return for its advisory and other services and the expenses it assumes, under the terms of the Advisory Agreement, FUNB is entitled to receive a monthly fee at an annual rate of 0.5% of the average monthly net asset value of the Registrant plus 2.5% of the net amount of interest and dividend income after deducting interest on borrowed funds.

          Under the Advisory Agreement, FUNB causes the Fund to be furnished office space and all ordinary and necessary office facilities, equipment and personnel for managing the affairs of the Registrant. FUNB pays the fees, salaries or other remuneration of directors and officers of the Fund who also serve as directors, officers or employees of or special consultants to FUNB or any of its affiliated companies.

          Administrative services provided by FUNB under the Advisory Agreement, are provided by Evergreen Investment Services, Inc. ("EIS"), an affiliated company of FUNB. EIS manages the day-to-day business administration of the Registrant. EIS is entitled to receive a fee based on the average daily net assets of the Registrant at a rate based on the total assets of the funds administered by EIS for which FUNB or its affiliates also serve as investment adviser, calculated in accordance with the following schedule: .050% of the first $7 billion; .035% on the next $3 billion; .030% on the next $5 billion; .020% on the next $10 billion; .015% on the next $5 billion; and .010% on assets in excess of $30 billion.

          The Registrant paid advisory and administrative fees of $693,302 for fiscal year 1998, $683,381 for fiscal year 1997 and $685,368 for fiscal year 1996. Payments for fiscal years 1997 and 1996 were made to CoreStates Investment Advisers, Inc., the previous investment adviser to the Registrant, pursuant to the terms of a substantially similar advisory and administrative services agreement with an identical advisory fee.

          Portfolio Management:  Karen G. Bater, Vice President and Secretary of
          --------------------
the Registrant has been primarily responsible for the day-to-day management of the Registrant's portfolio, since the beginning of 1999. Ms. Bater has been a member of the Registrant's portfolio management team for more than five years. Prior to serving as a portfolio manager for FUNB, she served as Vice President and Senior Portfolio Manager at CoreStates Investment Adviser, the previous investment adviser for the Registrant from 1986-1998.


          Affiliated Officers of the Registrant
          -------------------------------------

                                                                           Position with FUNB
    Name, Address and Age            Position with Registrant              (or FUNB affiliate)
    ---------------------            ------------------------              -------------------

Glen T. Insley                      Chairman of the Board              Senior Vice President,
Two First Union Center                                                 Managing Director of Fixed
NC-1157                                                                Income, First Union, First
Charlotte, NC  28288 (52)                                              Capital Group

Dung Vukhac                         President                          Senior Vice President;
123 South Broad Street                                                 formerly, Managing Director,
Philadelphia, PA  19109 (55)                                           Senior Vice President, Fixed
                                                                       Income Services, CoreStates
                                                                       Investment Advisers, Inc.

Karen G. Bater                      Assistant Vice President           Senior Portfolio Manager,
55 Valley Stream Parkway            and Secretary                      formerly, Vice President and
Malvern, PA  19355 (40)                                                Senior Portfolio Manager,
                                                                       CoreStates Investment
                                                                       Advisers, Inc.

J.P. Weaver                         Vice President                     Director of Fixed Income and
Two First Union Center                                                 Research and Portfolio
Charlotte, NC  28288 (39)                                              Manager; Vice President, First
                                                                       Capital Group

                                                                           Position with FUNB
    Name, Address and Age            Position with Registrant              (or FUNB affiliate)
    ---------------------            ------------------------              -------------------

Carol Kosel                          Treasurer                           Vice President, Director of
200 Berkeley Street                                                      Fund Administration, Evergreen
Boston, MA  02116-5034 (35)                                              Investment Services; formerly
                                                                         Vice President -- Technical
                                                                         Accounting


            Custodian:
            ---------

                State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, serves as custodian of the assets of the Registrant.


            Independent Public Accountant:
            -----------------------------

                Deloitte & Touche, LLP, 125 Summer Street, Boston, Massachusetts 02110-1617, examine the Registrant's books and securities and certify from time to time the Registrant's financial statements.


            Transfer Agent and Dividend-Paying Agent:
            ----------------------------------------

                Equiserve First Chicago Trust Division, P.O. Box 2500, Jersey City, 07303-2500 is transfer agent and dividend paying agent for the Registrant. Registrant's Investment Advisory and Services Agreement provides that FUNB shall pay all fees and expenses of the Registrant's transfer agent and dividend disbursing agent.

            Control Persons
            ---------------

                As of March 2, 1999, no person controls the Registrant.

Item 10.    Capital Stock
            -------------

                Registrant has only one class of capital stock, which is designated as Common Stock, $.01 par value. The Registrant has no long-term debt outstanding. The Registrant has no class of securities outstanding except common stock.

                Each share of Common Stock has equal

                    (i)     dividend,
                    (ii)    voting,
                    (iii)   liquidation rights, and
                    (iv) is not subject to further call or assessment by the Registrant.

          The Common Stock is not subject to any right of

                    (i)     pre-emption,
                    (ii)    conversion,
                    (iii)   redemption, and
                    (iv)    is not subject to any sinking fund provision.

          The rights of the holders of Common Stock may not be modified otherwise than by vote of a majority or more of the outstanding voting securities, voting as a class, except as described below.

          There is no restriction on the repurchase or redemption of shares of the Registrant while there is an arrearage in the payment of dividends or sinking fund installments.

          Article SEVENTH (f)(3) of the Certificate of Incorporation of the Registrant requires the affirmative vote of seventy percent (70%) of the aggregate number of votes entitled to be cast thereon to authorize any of the following actions: (i) the dissolution of the Corporation; (ii) a merger or consolidation of the Corporation with or into any other corporation; (iii) the sale, lease, exchange or other disposal of all or substantially all of the property and assets of the Corporation to any person (as such term is defined in the Investment Company Act of 1940); or (iv) any amendment of this Certificate of Incorporation which makes any class of the Corporation's stock a redeemable security (as such term is defined in the Investment Company Act of 1940) or reduces the seventy percent (70%) vote required to authorize the actions described in this paragraph.

          The stockholders of the Corporation have the power by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, to authorize any other corporate act and any action described in Article SEVENTH (f)(3) which has been declared advisable by resolution of the Board of Directors of the Corporation.

          Automatic Dividend Investment Plan
          ----------------------------------

          Any registered stockholder of Vestaur Securities, Inc. may participate in the Automatic Dividend Investment Plan (the "Plan"), with the exception of brokers and nominees of banks and other financial institutions. A beneficial owner, whose shares are registered in the name of another (e.g., in a broker's "street name") who desires to participate in the Plan, must become a registered holder by having the shares transferred to his or her name.

          To participate in the Plan, the stockholder must complete and forward an enrollment authorization form to the Plan agent. This form authorizes the Plan agent to receive the stockholder's dividends and other distributions from the Company in additional shares of common stock. The additional shares will be issued by the Company, if the net asset value per share is equal to or lower than the market price of the Company's common stock plus brokerage commissions or sufficient common stock cannot be purchased in the market. The newly issued shares will be valued in accordance with the Plan. If the net asset value per share is higher than the market price of the Company's common stock plus brokerage commissions, the additional shares will be purchased in the open market and the cost of the brokerage commissions will be charged against the amounts invested.

          Stockholders have the option of receiving their dividends in cash or in the Registrant's common stock in accordance with the Registrant's Automatic Dividend Investment Plan. For those dividends paid in common stock, the Registrant attempts to repurchase enough common stock in the market to satisfy its dividend needs. If the market price of the common stock plus brokerage commission equals or exceeds the net asset value or sufficient common stock cannot be repurchased in the market, the Registrant will issue new shares and record the common stock at the greater of (i) the per share net asset value, or
(ii) 95% of the market price per share as of the close of business on the last trading day of the month in which the dividend or other distribution is paid. Distributions from net realized capital gains, if any, are paid at least annually.

          Shares will be held by First Chicago Trust Company of New York, the Plan agent. Stockholders receive a statement each time shares are distributed by the Company or purchased by the stockholder.

          There is no direct charge for Plan participation. The administrative costs of the Plan are paid out of the investment advisory fees received from the Company by its investment adviser, First Union National Bank.

          If dividends and other distributions are reinvested, they will be subject to capital gains and income taxes as if they were paid to you in cash. Stockholders may terminate their participation in the Plan at any time by giving written notice to the Plan agent.

          A stockholder may terminate his or her participation in the Plan by giving notice to the Plan agent. The stockholder is entitled to a stock certificate for the number of full shares credited to his or her account (or cash if he or she so elects) and a check for any fractional shares valued at the then current market price of the stock, less costs.

          Additional information on the Plan, can be obtained by writing to Equiserve First Chicago Trust Division, P.O. Box 2500, Jersey City, NJ 07303-2500 or calling 1-201-324-0313.

          Tax Status and Distributions
          ----------------------------

          The Registrant has qualified and intends to continue to qualify as a regulated investment company under the Internal Revenue of 1986, as amended (the "Code"). Thus, the Registrant does not intend to incur any federal income tax liability since it is expected to distribute all of its net investment company taxable income and net capital gains, if any, to its stockholders. The Registrant also intends to avoid any excise tax liability by making the required distributions under the Code. Accordingly, no provision for federal taxes is required. To the extent that realized capital gains can be offset by capital loss carryforwards, it is the Registrant's policy not to distribute such gains.

          Dividends to stockholders from net investment income are declared and paid on a quarterly basis. These dividends are recorded on the ex-dividend date.

          Distributions are taxable ordinary income or capital gains. Stockholders may be proportionately liable for taxes on income and gains of the Registrant, but stockholders not subject to tax on their income will not be required to pay tax on amounts distributed to them. Registrant will inform stockholders of the amount and nature of the income or gains.

          Income and capital gains distributions to stockholders are determined in accordance with income tax regulations, which may differ from generally accepted accounting principles. The significant differences between financial statement amounts available for distributions and distributions made in accordance with income tax regulations are primarily due to differing treatment of paydown gains and losses. During the year ended November 30, 1998, $6,943 was reclassified from accumulated net realized loss on investments to undistributed net investment income and $1,582 was reclassified from capital in excess of par value to accumulated net realized loss on investments due to current year differences between book and tax accounting for mortgage backed securities and distributions. In addition, $1,026,041 was reclassified from undistributed net investment income to capital in excess of par value due to prior year cumulative differences between book and tax accounting. These reclassifications had no effect on the Registrant's net assets or net asset value per share.

          Outstanding securities as of February 28, 1999:

(1)             (2)                   (3)                  (4)
                                      Amount held by       Amount outstanding
                                      Registrant or for    Exclusive of Shown
Title of Class  Amount Authorized     its Accounts         Under (3)
--------------- -------------------   -----------------    ------------------

Common Stock    10,000,000            -0-                   6,746,565



Item 11.       Defaults and Arrears on Senior Securities
               -----------------------------------------

               Not Applicable

Item 12.  Pending Legal Proceedings
          -------------------------

          The Registrant and its investment adviser are not a party to any material pending legal proceedings that are likely to have a material adverse effect on the Registrant, or on the ability of the investment adviser to perform its contract with the Registrant, other than ordinary routine litigation incidental to their business.

Item 13.  Table of Contents of the Statement of Additional Information
          ------------------------------------------------------------

          1.  Management

          2.  Control Persons and Principal Holders of Securities.

                                     PART B

          INFORMATION REQUIRED IN STATEMENT OF ADDITIONAL INFORMATION


Item 18.    Management
            ----------

            Board of Directors:


                                       Age ( ) Principal Occupation             First Became
       Name and Address                   And Other Affiliations                  Director
       ----------------                ----------------------------             ------------

Steven S. Elbaum                (50) Director. Chairman and Chief               1999
1790 Broadway                   Executive Officer of The Alpine Group,
New York, NY 10019              Inc. (Holding Company) and Superior
                                Telecom Inc.

Paul B. Fay, Jr.                (80) Director. President, The Fay               1972
3766 Clay Street                Improvement Company; Trustee  of Odell
San Francisco, CA 94118         Charitable Foundation and Naval War
                                College Foundation (Emeritus); Director
                                of First American Financial Corporation
                                and Compensation Resource Group
                                Incorporated.

#Robert F. Gurnee               (71) Director. Chairman, Financial              1991
3801 Kennett Pike               Integrity Group, Inc., Director, Japan
Building B, Suite 201           Equity Fund, Inc., The Thai Capital Fund.
Greenville, DE 19807            Formerly, Chairman, Sears Roebuck
                                Acceptance Corporation, and Sears
                                Receivables Financing Group; and Vice
                                President and Corporate Treasurer, Sears,
                                Roebuck and Co.

*                               (52) Chairman of the Board. Senior Vice         1998
**Glen T. Insley                President, Managing Director Fixed
Two First Union Center          Income, First Union, First Capital Group.
NC-1157
Charlotte, NC 28288

#John C. Jansing                (73) Director. Director, Lord Abbett &          1976
162 S. Beach Road               Co. managed group of mutual funds and
Hobe Sound, FL 33455            Alpine Group Inc.  Formerly, Chairman,
                                Independent Election Corporation of
                                America

                                       Age ( ) Principal Occupation             First Became
       Name and Address                   And Other Affiliations                  Director
       ----------------                ----------------------------             ------------

Charles P. Pizzi                (48) Director. President, Greater               1997
200 S. Broad Street             Philadelphia Chamber of Commerce
Suite 700
Philadelphia, PA 19102

#**Philip R. Reynolds           (71) Director. Treasurer and Trustee of         1972
43 Montclair Drive              J. Walton Bissell Foundation since 1989.
West Hartford, CT 06107         Formerly, Executive Vice President,
                                Investments, Phoenix Mutual Life
                                Insurance Co.

**Marciarose Shestack           (65) Director. Freelance television             1972
Parkway House                   broadcaster, journalist and public
2201 Pennsylvania Ave.          relations consultant since 1990.
Philadelphia, PA 19130          Formerly, Consultant of Philadelphia
                                Developers Alliance, and President,
                                Philadelphia Developers' Alliance.

Robert E. Shultz                (59) Director. Senior Vice President,           1999
120 Scarlet Oak Dr.             The Common Fund; formerly Managing
Wilton, CT 06897                Director, Trust Company of the West.


 #  Member of Audit Committee
 *  Interested Person
**  Member of Executive Committee

          Officers:
          --------

          See Item 9 Management--Affiliated Officers of the Registrant.

                               COMPENSATION TABLE
                               ------------------

          Each of the directors of the Registrant who are not affiliated persons (as defined in the Investment Company Act of 1940, as amended) of the Adviser, or of its parent, receives an annual fee of $7,000, and $200 for each Board meeting attended, as compensation for services. The Registrant also pays such Board members $100 for each Executive Committee Meeting attended and $150 for each Audit Committee Meeting attended. The Registrant reimburses all Directors who are not affiliated persons for expenses incurred in connection with attending meetings of the Board of Directors. Fees, salaries or other remuneration of officers of the Registrant who also serve as directors, officers, employees or special consultants to the Adviser or any of its affiliated companies are borne by the Adviser or affiliate for whom the individual serves. All present officers are covered by this provision, and did not receive any compensation or expense reimbursement from the Registrant.

                                                    Total
                                                    Compensation
                                                    From Registrant
                         Aggregate                  And Fund Complex
                         Compensation from          Paid to Directors
Name of Person           Registrant for Fiscal      For the Fiscal Year
And Position             Year Ended 11-30-98        Ended 11-30-98
--------------           ---------------------      -------------------
Steven S. Elbaum                   -0-                           -0-
Director
Paul B. Fay, Jr.               $7,800.00                     $7,800.00
Director

Robert F. Gurnee               $8,100.00                     $8,100.00
Director

Glen T. Insley                     -0-                           -0-
Director

John C. Jansing, Sr.            $8,100.00                    $8,100.00
Director

Charles P. Pizzi                $7,800.00                    $7,800.00
Director

James S. Morgan                 $5,450.00                    $5,450.00
Former Director

Philip R. Reynolds              $7,900.00                    $7,900.00
Director

Marciarose Shestack             $7,800.00                    $7,800.00
Director

Robert E. Shultz                    -0-                          -0-
Director


Item 19.  Control Persons and Principal Holders of Securities
          ---------------------------------------------------

          As of March 2, 1999, there was no control person of the Registrant. No person is known by the Registrant to own of record or beneficially five percent or more of any class of the Registrant's outstanding equity securities.

          The directors and officers of the Registrant as a group own less than 1% of the outstanding shares of common stock of the Registrant.

                                     PART C

                               OTHER INFORMATION

Item 24.  Financial Statements and Exhibits.
          ---------------------------------

      1.  Financial Statements for 11/30/98 fiscal year end*
          Schedule of Investments
          Statement of Assets and Liabilities
          Statement of Operations
          Statements of Changes in Net Assets
          Financial Highlights
          Notes to Financial Statements Independent Auditors' Report

*Incorporated by reference to Registrant's Annual Report to Shareholders filed with the Commission.

      2.  Exhibits.
          --------

          (a) Registrant's charter. Incorporated by reference to Form S-4 Registration Statement No. 2-46065 for Vestaur Securities, Inc. which was filed on October 17, 1972. Amendment No. 14 to Registrant's Registration Statement on Form N-2 for the year ended November 30, 1990; and Amendment No. 15 to Registrant's Registration Statement on Form N for the year ended November 30, 1990; and Amendment No. 15 to Registrant's Registration Statement on Form N-2 for the year ended November 30, 1991.

          (b) Registrant's by-laws. Incorporated by reference to Amendment No. 3 to Form S-4 Registration Statement No. 2-46065 for Vestaur Securities, Inc., filed on November 29, 1982.

               (i) Amendment to Section 9.01 of Registrant's by-laws. Incorporated by reference to Exhibit (2)(i) to Form N-2 of Vestaur Securities, Inc., filed on March 28, 1980.

               (ii) Amendment to Section 7.01 of Registrant's by-laws. Incorporated by reference to the definitive proxy statement of Vestaur Securities, Inc. filed on January 10, 1975.

               (iii)    Amended Sections 4.01, 4.02, 4.03, 4.05, 4.06, 4.07,
                        6.01 and 11.01 of Registrant's by-laws. Incorporated by reference to Exhibit (2) (iii) to Form N-2 of Vestaur Securities, Inc. filed on March 30, 1981.

          (c) Inapplicable. There is no voting trust agreement with respect to securities of the Registrant.

          (d) See 2(a) above, specimen copy of Stock Certificate for Registrant's shares. Incorporated by reference to Amendment No. 3 to Form S-4 Registration Statement No. 2-46065 for Vestaur Securities, Inc. filed on November 29, 1972.

          (e)   Automatic Dividend Investment Plan.

          (f)   Inapplicable. Registrant has no long-term debt.

          (g)   Investment Advisory and Services Agreement.

          (h)   Not Applicable.

          (i)   Not Applicable.

          (j)   Custodian Contract.

          (k)   Not Applicable.

          (l)   Not Applicable.

          (m)   (1)   Accountants Consent
                (2)   Powers of Attorney

          (n)   Not Applicable.

          (o) Agreements or understandings in consideration of providing initial capital. Incorporated by reference to Exhibit 14 to Form N-2 of Vestaur Securities, Inc. filed on March 28, 1989.

          (p)   Not Applicable.

          (q)   Financial Data Schedule.

Item 25.  Marketing Arrangements.
          ----------------------

          Not Applicable.

Item 26.  Other Expenses of Issuance and Distribution.
          -------------------------------------------

          Not Applicable.

Item 27.  Persons Controlled by or Under Common Control.
          ---------------------------------------------

          None.

Item 28.  Number of Holders of Securities.
          -------------------------------

          As of 2/28/99:

                Title of                                 Number of
                  Class                                Record Holders
                --------                               --------------
              Common Stock                                 9,719


Item 29.  Indemnification.
          ---------------

          Section 5.01 of Registrant's by-laws provides generally that each of its directors, officers, employees or agents is to be reimbursed for any litigation expenses and liabilities incurred in his capacity as such while acting in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Registrant, provided that if it is a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Determination as to whether the director, officer, employee or agent has met the required standards of conduct is made by majority vote or directors who are not parties to the litigation, by independent legal counsel or by the stockholders of the Registrant. Section 5.01 provided further that no such person is to be indemnified (a) in respect of any claim by or in the right of Registrant as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to Registrant unless a court deems him to be fairly and reasonably entitled to indemnity or (b) against any liability to Registrant or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duties.

          Registrant's directors, officers, employees or agents may also be indemnified against liability pursuant to the provisions of Section 145 of the General Corporation Laws of the State of Delaware. The general effect of these provisions is similar to the indemnification provisions of Section 5.01 of Registrant's by-laws.

Item 30.  Business and Other Connection of Investment Adviser.
          ---------------------------------------------------

          The Registrant's adviser, First Union National Bank ("FUNB"), is a wholly-owned subsidiary of First Union Corporation ("First Union"), a North Carolina-based, multi-bank holding company subject to the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder (the "BHCA"). Through its full-service banking subsidiaries, First Union provides a wide range of commercial and retail banking services and trust services in North Carolina, Florida, South Carolina, Georgia, Tennessee, Virginia, Maryland, Delaware, Pennsylvania, New Jersey, New York, Connecticut and Washington, D.C. First Union also provides various other financial services, including mortgage banking, home equity lending, credit cards, leasing, investment banking, insurance and securities brokerage services, through other subsidiaries. The principal executive offices of First Union and FUNB are located at One First Union Center, Charlotte, North Carolina 28288-0013, and its telephone number is (704) 374-6365.

          The Capital Management Group of FUNB and investment advisory affiliates of FUNB manage or otherwise oversee the investment of over $75 billion in assets belonging to a wide range of clients, including the Evergreen family of mutual funds.

The Directors and principal executive officers of FUNB are:

Edward E. Crutchfield, Jr.         Chairman and Chief Executive Officer, and
                                   Chairman, First Union National Bank
John R. Georgius                   President, First Union Corporation;
                                   President, First Union National Bank
Marion A. Cowell, Jr.              Executive Vice President, Secretary & General
                                   Counsel, First Union Corporation; Secretary
                                   and Executive Vice President, First Union
                                   National Bank
Robert T. Atwood                   Executive Vice President and Chief Financial
                                   Officer, First Union Corporation; Chief
                                   Financial Officer and Executive Vice
                                   President, First Union National Bank


          The persons listed below are the only officers of the Adviser or its affiliates with direct responsibility for the management of Registrant.

                     Affiliated Officers of the Registrant
                     -------------------------------------

                                           Position                         Position
                                             With                           With FUNB
             Name                         Registrant                   (or FUNB Affiliate)
             ----                        -----------                   -------------------
Glen T. lnsley                  Chairman of the Board            Senior Vice President,
                                                                 Managing Director of Fixed
                                                                 Income, First Union, First
                                                                 Capital Group.
Dung Vukhac                     President                        Senior Vice President;
                                                                 formerly, Managing Director,
                                                                 Senior Vice President, Fixed
                                                                 Income Services, CoreStates
                                                                 Investment Advisers, Inc.
Karen G. Bater                  Assistant Vice President and     Senior Portfolio Manager,
                                Secretary                        formerly, Vice President and
                                                                 Senior Portfolio Manager,
                                                                 CoreStates Investment
                                                                 Advisers, Inc.
J.P. Weaver                     Vice President                   Director of Fixed Income and
                                                                 Research and Portfolio
                                                                 Manager; Vice President, First
                                                                 Capital Group.

                                           Position                         Position
                                             With                           With FUNB
             Name                         Registrant                   (or FUNB Affiliate)
             ----                        -----------                   -------------------
Carol Kosel                     Treasurer                        Vice President, Director of
                                                                 Fund Administration, Evergreen
                                                                 Investment Services.

          The persons listed above are not engaged for their own account or in the capacity of director, officer, employee, partner or trustee in any other business, profession, vocation or employment of a substantial nature.

Item 31.  Location of Accounts and Records.
          --------------------------------

          The corporate charter, by-laws and minute books of stockholders are maintained by the Secretary of the Registrant at First Union National Bank, 123
S. Broad Street, Philadelphia, PA  19109.

          Records showing the name of each stockholder of record of the Registrant and the number of shares held are maintained by Equiserve First Chicago Trust Division, P.O. Box 2500, Jersey City, NJ 07303-2500, (201) 324-0313.

          All other records required to be maintained by Section 31(a) of the Investment Company Act, as amended, and the Rules promulgated thereunder are maintained at:

          Evergreen Investment Services
          200 Berkeley Street
          Boston, MA  02116-5034

          State Street Bank and Trust Company
          225 Franklin Street
          Boston, MA  02110

Item 32.  Management Services.
          -------------------

          Not Applicable. The Registrant is not party to any management service contract.

Item 33.  Undertaking.
          -----------

          Not Applicable.

          This amendment to the Registration Statement of Registrant is filed under only the Investment Company Act of 1940, as amended.

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, and Commonwealth of Pennsylvania, on the 31st day of March, 1999.


                                       Vestaur Securities, Inc.


                                  By:  /s/ Glen T. Insley*
                                       ---------------------------------------
                                       Glen T. Insley
                                       Chairman of the Board


/s/ Audrey C. Talley
------------------------------------
* By Audrey C. Talley pursuant
  to power of attorney

                                 EXHIBIT INDEX

Item 24.

          (e)   Automatic Dividend Investment Plan
          (g)   Investment Advisory and Services Agreement
          (j)   Custodian Contract
          (m)   (1)  Accountant's Consent
                (2)  Powers of Attorney
          (q)   Financial Data Schedule